Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of FNB Corp. and subsidiaries (“FNB”), United Financial, Inc. and subsidiary (“United”) and Integrity Financial Corporation and subsidiaries (‘Integrity”) and has been prepared to illustrate the effects of the FNB acquisition of United announced on May 10, 2005 and of the FNB acquisition of Integrity announced on September 19, 2005. The unaudited pro forma condensed combined balance sheet as of June 30, 2005 and the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2005 and for the year ended December 31, 2004 give effect to these merger transactions, accounted for under the purchase method of accounting.

The unaudited pro forma condensed combined income statement for the six months ended June 30, 2005 has been derived from the unaudited interim financial statements for FNB, United and Integrity. The unaudited pro forma condensed combined income statement for the year ended December 31, 2004 is based on the audited financial statements of FNB, United and Integrity. These unaudited pro forma condensed combined income statements give effect to the transaction as if it had been consummated at the beginning of the earliest period presented, or January 1, 2004. The unaudited pro forma condensed combined financial statements do not give effect to the anticipated cost savings or revenue enhancements in connection with the transaction.

The unaudited pro forma condensed combined financial statements should be considered together with the historical financial statements of FNB, United and Integrity, including the respective notes to those statements. The pro forma information does not necessarily indicate the combined financial position or the results of operations in the future or the combined financial position or the results of operations that would have been realized had the merger transactions been consummated during the periods or as of the dates for which the pro forma information is presented.

For the merger of FNB and United, the unaudited pro forma condensed combined balance sheet information is based on agreement terms that provide for 65% of the United shares of common stock to be exchanged for FNB shares of common stock with an effective exchange ratio of 0.6828 shares of FNB common stock for each share of United common stock and for the remaining 35% of United shares to be exchanged for cash at the rate $14.25 per share.

For the merger of FNB and Integrity, the unaudited pro forma condensed combined balance sheet information is based on agreement terms that provide for the exchange of each share of Integrity common stock for 0.8743 shares of FNB common stock and a cash payment of $5.20. The exchange ratio of 0.8743 reflects that 78% of Integrity’s shares are being exchanged for FNB shares with the remaining 22% of Integrity’s shares being exchanged for cash.

FNB CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2005

	FNB Corp. and Subsidiaries	United Financial, Inc.	Pro Forma Adjustments		Pro Forma Combined	Integrity Financial Corporation	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
Assets
Cash and due from banks	$19,433	$1,601	$—		$21,034	$9,206	$—		$30,240
Interest-bearing bank accounts	862	2,013	—		2,875	17,719	—		20,594
Federal funds sold	880	1,555	—		2,435	—	—		2,435
Investment securities:
Available for sale	76,559	36,886	—		113,445	91,174	—		204,619
Held to maturity	48,385	—	—		48,385	4,043	166	(B)	52,594
Loans:
Loans held for sale	27,814	686	—		28,500	5,584	—		34,084
Loans held for investment	675,073	99,881	1,034	(B)	775,988	492,878	(2,035	)(B)	1,266,831
Less allowance for loan losses	(7,732)	(1,696)	—		(9,428)	(8,099)	—		(17,527)

Net Loans	695,155	98,871	1,034		795,060	490,363	(2,035)		1,283,388
Premises and equipment, net	18,795	4,982	963	(B)	24,740	19,508	—	(B)	44,248
Goodwill	16,359	—	12,011	(B)	28,370	17,238	(17,238	)(D)	111,151
							82,781	(C)
Core deposit Intangible	77	—	506	(B)	583	1,998	(1,998	)(D)	6,799
							6,216	(B)
Other assets	28,097	4,225	(219	)(A,B)	32,103	17,049	(264	)(A,B)	48,888

Total assets	$904,602	$150,133	$14,295		$1,069,030	$668,298	$67,628		$1,804,956

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing demand	$84,055	10,503	$—		$94,558	$49,378	$—		$143,936
Interest-bearing:
Demand, savings and money market	218,795	18,521	—		237,316	199,264	—		436,580
Time deposits	386,809	83,346	(555	)(B)	469,600	295,952	170	(B)	765,722

Total deposits	689,659	112,370	(555)		801,474	544,594	170		1,346,238
Retail repurchase agreements	17,101	59	—		17,160	3,653	—		20,813
Federal Home Loan Bank advances	68,010	23,000	(215	)(B)	90,795	40,575	(97	)(B)	131,273
Federal funds purchased	—	—	—		—	1,500	—		1,500
Other borrowed funds	36,502	2,500	8,182	(A)	47,184	10,310	27,209	(A)	84,703
Other liabilities	8,361	1,258	3,540	(A)	13,159	1,677	4,420	(A)	19,256

Total liabilities	819,633	139,187	10,952		969,772	602,309	31,702		1,603,783

Shareholders’ equity
Common stock	14,044	1,641	179	(A)	15,864	5,233	6,206	(A)	27,303
Surplus	10,590	9,478	2,991	(A)	23,059	56,327	34,149	(A)	113,535
Retained earnings	59,279	78	(78	)(A)	59,279	4,812	(4,812	)(A)	59,279
Accumulated other
comprehensive income (loss)	1,056	(251)	251	(A)	1,056	(383)	383	(A)	1,056

Total shareholders’ equity	84,969	10,946	3,343		99,258	65,989	35,926		201,173

Total liabilities and shareholders’ equity	$904,602	150,133	$14,295		$1,069,030	$668,298	$67,628		$1,804,956

FNB CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Six Months Ended June 30, 2005

	FNB Corp. and Subsidiaries	United Financial, Inc.	Pro Forma Adjustments		Pro Forma Combined	Integrity Financial Corporation	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share and per share data)
Interest income	$24,496	$4,100	$(103	)(E)	$28,525	$18,661	$203	(E)	$47,427
			32	(F)			38	(F)
Interest expense	8,492	1,788	79	(G)	10,604	7,232	(34	)(G)	18,512
			36	(H)			16	(H)
			209	(I)			694	(I)

Net interest income	16,004	2,312	(395)		17,921	11,429	(435)		28,915
Provision for loan losses	1,234	90	—		1,324	32	—		1,356

Net interest income after provision for loan losses	14,770	2,222	(395)		16,597	11,397	(435)		27,559

Noninterest income	7,122	496	—		7,618	2,311	—		9,929
Noninterest expense	15,159	2,241	13	(J)	17,454	8,871	—	(J)	26,675
			41	(K)			509	(K)
			—				(159	)(L)

Income before income taxes	6,733	477	(449)		6,761	4,837	(785)		10,813

Income taxes	2,155	22	(173	)(M)	2,004	1,680	(303	)(M)	3,381

Net income	$4,578	$455	$(276)		$4,757	$3,157	$(482)		$7,432

Net income per common share:
Basic	$0.82	$0.28			$0.75	$0.61			$0.68
Diluted	$0.80	$0.27			$0.73	$0.59			$0.66

Weighted average number of shares outstanding:
Basic	5,607,481	1,640,565	(912,450)		6,335,596	5,183,846	(608,488)		10,910,954
Diluted	5,752,022	1,676,688	(923,909)		6,504,801	5,340,905	(628,215)		11,217,491

FNB CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Twelve Months Ended December 31, 2004

	FNB Corp. and Subsidiaries	United Financial, Inc.	Pro Forma Adjustments		Pro Forma Combined	Integrity Financial Corporation	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share and per share data)
Interest income	$40,436	$7,308	$(207	)(E)	$47,600	$32,917	$407	(E)	$81,001
			63	(F)			77	(F)
Interest expense	12,402	2,969	476	(G)	16,336	12,288	(136	)(G)	29,908
			72	(H)			32	(H)
			417	(I)			1,388	(I)

Net interest income	28,034	4,339	(1,109)		31,264	20,629	(800)		51,093
Provision for loan losses	4,030	574	—		4,604	6,458	—		11,062

Net interest income after provision for loan losses	24,004	3,765	(1,109)		26,660	14,171	(800)		40,031
Noninterest income	13,673	1,091	—		14,764	5,275	—		20,039
Noninterest expense	28,755	4,629	26	(J)	33,502	17,763	—	(J)	52,076
			92	(K)			1,130	(K)
			—				(319	)(L)

Income before income taxes	8,922	227	(1,227)		7,922	1,683	(1,611)		7,994
Income taxes	2,324	—	(473	)(M)	1,851	169	(621	)(M)	1,399

Net income	$6,598	$227	$(754)		$6,071	$1,514	$(990)		$6,595

Net income per common share:
Basic	$1.17	$0.14			$0.95	$0.30			$0.61
Diluted	$1.13	$0.14			$0.93	$0.29			$0.59
Weighted average number of shares outstanding:
Basic	5,663,173	1,640,565	(912,450)		6,391,288	5,085,486	(599,808)		10,876,966
Diluted	5,822,047	1,654,266	(916,796)		6,559,517	5,299,245	(626,656)		11,232,106

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Note 1 – Basis of Presentation and Acquisitions

As announced on May 10, 2005, FNB Corp. and United Financial, Inc. have entered into a definitive merger agreement with terms that provide for 65% of the United shares of common stock to be exchanged for FNB shares of common stock with an effective exchange ratio of 0.6828 shares of FNB common stock for each share of United common stock and for the remaining 35% of United shares to be exchanged for cash at the rate $14.25 per share. Based on an average FNB share price of $19.62 computed for a five-day period that included the announcement date, the estimated value of the total stock consideration is $14,289,000 at June 30, 2005, while the total cash payment is estimated to be $8,182,000. Outstanding United stock options are to be cashed out at the effective date of the merger at the rate of $14.25 per share, resulting in an estimated value of this consideration, net of tax, of $793,000 at June 30, 2005.

As announced on September 19, 2005, FNB Corp. and Integrity Financial Corporation have entered into a definitive merger agreement with terms that provide for the exchange of each share of Integrity common stock for 0.8743 shares of FNB common stock and a cash payment of $5.20. The exchange ratio of 0.8743 reflects that 78% of Integrity’s shares are being exchanged for FNB shares with the remaining 22% of Integrity’s shares being exchanged for cash. Based on an average FNB share price of $21.10 computed for a recent five-day period prior to the announcement date, the estimated value of the total stock consideration is $96,541,000 at June 30, 2005, while the total cash payment is estimated to be $27,209,000. Outstanding Integrity stock options, which will be assumed in the merger by FNB, have an estimated fair value at June 30, 2005 of $5,374,000.

The unaudited pro forma condensed combined financial information gives effect to the two acquisitions under the purchase method of accounting, and the unaudited condensed combined balance sheet assumes the transaction occurred on June 30, 2005, reflecting the purchase consideration noted above.

Described below is the pro forma estimate of the total purchase price of the transactions as well as adjustments to allocate the purchase price based on preliminary estimates of fair values of the assets and liabilities of United and Integrity (in thousands).

	United	Integrity
Estimated fair value of shares to be issued	$14,289	$96,541
Cash to be paid to shareholders	8,182	27,209
Fair value of stock options	1,291	5,374
Estimated transaction costs	2,249	4,420

Total purchase price	26,011	133,544

Net assets based on carrying amounts at June 30, 2005	10,946	65,989
Less: Elimination of prior goodwill	—	(17,238)
Less: Elimination of prior core deposit intangible	—	(1,998)
Increase (decrease) in net assets to reflect estimated fair value adjustments under the purchase method of accounting:
Held-to maturity investment securities	—	166
Loans held for investment	1,034	(2,035)
Premises and equipment	963	—
Other assets	(219)	(264)
Deposits	555	(170)
Federal Home Loan Bank advances	215	97

Fair value of net assets acquired	13,494	44,547

Total purchase price in excess of fair value of net assets acquired	12,517	88,997
Identifiable intangible assets:
Core deposit	(506)	(6,216)

Goodwill	$12,011	$82,781

Except as discussed in Note 2, there are no adjustments to other asset or liability groups, and the book values approximate fair values.

The effects of the transaction, as reflected in the unaudited pro forma condensed combined financial data, will be accounted for by FNB Corp. under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). In accordance with SFAS No. 142, intangible assets other than goodwill must be amortized over their estimated useful lives. Goodwill will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge to earnings will be made.

Note 2 – Purchase Accounting and Pro Forma Acquisition Adjustments

(A)	For the United merger, reflects the issuance of 728,115 shares of FNB common stock at the value described in Note 1 above, the elimination of the existing equity accounts of United, plus other items associated with the transaction, including cash consideration of $8,182,000, the fair value of stock options of $1,291,000 and estimated transaction costs of $2,249,000.

For the Integrity merger, reflects the issuance of 4,575,358 shares of FNB common stock at the value described in Note 1 above, the elimination of the existing equity accounts of Integrity plus other items associated with the transaction, including cash consideration of $27,209,000, the fair value of stock options of $5,374,000 and estimated transaction costs of $4,420,000.

(B)	Represents the recording of fair value adjustments relating to the assets and liabilities of United and Integrity.

(C)	Represents an adjustment to record the estimated goodwill related to the transaction.

(D)	Represents adjustments to eliminate core deposit intangible and goodwill recorded in the historical financial statements of Integrity.

(E)	Represents the adjustment to record the amortization of the fair value adjustment on acquired loans over their expected average life of five years.

(F)	Represents the adjustment to record the amortization of the fair value adjustment on acquired securities over their expected average life of six years.

(G)	Represents the adjustment to record the amortization of the fair value adjustment on acquired time deposits over their expected average life of 14 months for United and 15 months for Integrity.

(H)	Represents the adjustment to record the amortization of the fair value adjustment on acquired Federal Home Loan Bank advances over their expected average life of three years.

(I)	Represents interest expense related to borrowings to finance the payment of cash consideration to United and Integrity shareholders.

(J)	Represents the adjustment to record the amortization of the fair value adjustment on acquired premises over their expected useful life of 25 years.

(K)	Represents the adjustment to record the amortization of the fair value adjustment on acquired core deposits on the sum-of-the-years-digits basis over their expected average life of 10 years.

(L)	Represents reversal of amortization of core deposit intangible recorded in the historical financial statements of Integrity.

(M)	Represents estimated tax savings on transaction adjustments at a combined rate of 38.55%.